CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Government Portfolio, Government Reserves Portfolio, Money Market Portfolio, and Municipal Portfolio (four of the series constituting Lehman Brothers Institutional Liquidity Funds), Administrative Class Shares Prospectus, Capital Class Shares Prospectus, Cash Management Class Shares Prospectus, Institutional Class Shares Prospectus, Premier Class Shares Prospectus, Select Class Shares Prospectus, and Service Class Shares Prospectus, and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Lehman Brothers Institutional Liquidity Funds' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 811-21715) of our report dated May 14, 2008, on the financial statements and financial highlights of Government Portfolio, Government Reserves Portfolio, Money Market Portfolio, and Municipal Portfolio, included in the March 31, 2008 Annual Report to
Shareholders of Lehman Brothers Institutional Liquidity Funds, and to the incorporation by reference of our reports dated May 14, 2008 on the financial statements and financial highlights of Government Master Series, Government Reserves Master Series, Money Market Master Series, and Municipal Master Series (four of the series constituting Institutional Liquidity Trust), included in the March 31, 2008 Annual Reports to Shareholders of Lehman Brothers Institutional Liquidity Funds.



                                        /s/ Ernst & Young LLP
                                        ---------------------------



Boston, Massachusetts
July 28, 2008